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                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into by and between Celadon Trucking Services. Inc., a corporation with its principal place of business located at One Celadon Drive, 9503 East 33rd Street, Indianapolis, Indiana 46226 ("Corporation") and Mike Archual, an individual currently residing in Indianapolis, Indiana ("Employee").

                                    Recitals

      A. Employee is employed by the Corporation as an Executive Vice President based in Indianapolis, lndiana.

      B. Corporation and Employee desire by this writing to set forth the continued employment relationship between the Corporation and Employee.

                                    Agreement

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

      1. Employment. The Corporation hereby employs Employee, and Employee hereby accepts employment with the Corporation, as one of Corporation's Executive Vice Presidents upon the terms and conditions set forth below.

      2. Term. The term of employment shall be from The date of execution of this Agreement for a period of two years or until terminated in accordance with the provisions set forth herein. The period during which Employee is employed under this Agreement is hereinafter referred to as the "Employment Period." At the conclusion of the Employment Period, this Agreement shall automatically renew for successive one year periods, unless terminated sooner.

      3. Duties. During The Employment Period, Employee agrees to devote his full business time, attention, skill and efforts to the performance of his duties as an Executive Vice President of the Corporation. Employee's specific duties shall include an activities commensurate with and typical of an executive vice president of a public corporation including, but not limited to, any work which may be assigned to him by Corporation's President and/or Chairman. Nothing contained herein shall prohibit the Corporation from reassigning Employee to any duties consistent with his knowledge, skill and management ability as determined by Corporation's President and/or Chairman, provided however, that in no event shall Employee be transferred

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and physically relocated to a place of business other than the Corporation's principal place of business set forth above without the consent and approval of Employee.

      4. Compensation. Employee shall receive for each year of The Employment Period an annual salary of $120,000.00 ("Base Salary"). Employee shall also be entitled to an annual increase in salary on April 1 of each year of Employee's employment under this Agreement as a minimum in a percentage equal to the rise in the Consumer Price Index as reported in the Wall Street Journal on that date or if not reported on that date then the last publication thereof. Employee's Base Salary shall be payable by the Corporation on a bi-weekly basis and deductions shall be made for payroll withholding, social security, contributions to the Corporation's retirement plans and such other deductions as may be required by law or elected by Employee in writing. Employee shall be entitled to participate in the Corporation's health insurance, retirement plans and other benefit plans.

            4.1 Bonus. In addition to Employee's salary, Employee shall receive each year during the Employment Period an additional bonus in an amount proportionate to other key managers of the Corporation as determined by the Board of Directors. Such bonus shall be payable within five days after completion of the Corporation's annual audit of each fiscal year of the Corporation during the Employment Period.

            4.2 Car Allowance. During the term of Employee's employment with the Corporation, Employee shall be entitled to a monthly allowance to be used exclusively for the purpose of defraying Employee's costs of an automobile, which will be used in furtherance of Employee's duties to the Corporation ("Car Allowance"). Employee's Car Allowance shall be paid to Employee on a monthly basis in an amount equal to $450.00.

            4.3 Vacation. Employee shall be entitled to reasonable paid vacations in accordance with the then regular procedures of the Corporation governing executives.

      5. Severance Pay. The Corporation agrees that in all cases in which the Corporation terminates this Agreement, other than in the event the Agreement is terminated for a breach of Employee's fiduciary duty or for any "for cause" reason including the termination provision set forth in Paragraph 8(b)(1) of this Agreement, Corporation shall pay Employee an amount equal to the greater of either the amount equal to six months of Employee's then current Base Salary (as defined in Section


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4 or one half of the remaining amount of Employee's then current Base Salary (as defined in Paragraph 4) to be paid in the Employment Period payable in 13 equal bi-weekly installments until fully paid ("Severance Pay"). Severance Pay shall begin at the next scheduled date, following termination, that the Corporation pays its executives their wages. Corporation's obligations under this Section 5 shall terminate on the date that Employee obtains any type of employment subsequent to his employment with Corporation or on the date that Employee files for unemployment compensation.

      Employee acknowledges that the Severance Pay is additional consideration for Employee's covenants set forth in Paragraphs 6 and 7 herein. In the event Employee violates any fiduciary duty to the Corporation, or any term within this Agreement during the Agreement or for the six month period during which the restrictive covenants set forth herein apply, the Corporation may, at its option, terminate Severance Pay to Employee. Termination of Severance Pay shall not be the Corporation's exclusive remedy in the event Employee breaches his fiduciary duty or the restrictive covenants set forth in Paragraphs 6 and 7 herein.

      6. Engaging in Other Employment. Employee agrees that during the term of this Agreement, he will devote his entire productive business time, attention, skills and efforts to the business of the Corporation and to his duties under this Agreement. Employee further agrees that during the term of this Agreement and for period of six months thereafter, he will not engage in any other business duties or pursuits whatsoever, directly or indirectly, that compete with the Corporation's business, is a breach of Employee's fiduciary duty to the Corporation, or otherwise interferes with the performance of his duties under this Agreement. Nothing in this Paragraph 6 shall necessarily prevent Employee from taking action to obtain other employment when such action is taken after Employee ceases employment with Corporation and provided such employment does not result in the violation of this Agreement. In the event Employee complies with the provisions of Paragraph 6, the Corporation shall fulfill its Severance Pay obligations.

      7. Restrictive Covenant. Employee understands and appreciates that, in his capacity as Executive Vice President of the Corporation, he will be entrusted with, have access to and become familiar with certain confidential information and trade secrets relating to the Corporation's operations, customers, purchasing and pricing practices, and other information and that many, if not all, of the things that Employee will learn or be exposed to constitute trade secrets as that term is defined under Ind. Code ss. 24-2-3-2. Employee also understands and agrees that the Corporation has a legitimate interest in assuring that such confidential information and trade secrets are not used by Employee in a manner that would be disadvanta-


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

geous to the Corporation or which could violate Indiana's Trade Secrets Act. As a result, and in exchange for the considerations provided pursuant to this Agreement, Employee agrees that he will not, directly or indirectly, either during this Agreement or for a period of six months after the date Employee's employment ceases:

      a. Release to any person, firm or corporation in any manner whatsoever, any information obtained primarily as a result of Employee's employment with the Corporation concerning any matters affecting or relating to the business of the Corporation, including, but not limited to, any customer lists or other information concerning the business of the Corporation, its manner of operation, its plans, practices, processes or other data, without regard to whether all of the foregoing matters will be deemed confidential, material or important;

      b Call or Solicit, either for himself or for any other person, firm or corporation, any of the customers of the Corporation on whom Employee obtained knowledge of, became acquainted with or whose information Employee had access to as a result of his employment with the Corporation; or

      c. Make known to any person, firm or corporation, either directly or indirectly, any of the plans, financial information, sales and marketing information, or potential undertakings of the Corporation.

      d. Engage in any employment or business activity that is in competition or is reasonably expected to be in competition with the Corporation.

Employee further agrees that all books, records, samples, customer lists, price lists, accounts, financial information and other property relating in any manner to the Corporation's business or customers, whether prepared by Employee or otherwise coming into Employee's possession, are the exclusive property of the Corporation and shall be returned immediately to the Corporation upon termination of this Agreement or at the time Employee ceases employment with the Corporation.

Since the damages to the Corporation resulting from a breach by Employee of the provisions of this Section 7 could not adequately be compensated by money damages, the Corporation shall be entitled to, in addition to any other right or remedy available to it, an injunction restraining such breach or threatened breach, and in any case, no bond or other security shall be required in connection therewith except as provided by law. Employee agrees that the provisions of this Section 7


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are necessary and reasonable to protect the Corporation in the conduct of its business. If any restriction contained in this Section 7 shall be deemed invalid, illegal or unenforceable by reason of the extent, duration or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such form, extent, duration, geographical scope or other provisions hereof and, in its reduced form, such restriction shall then be enforceable in the manner contemplated hereby.

      8. Termination by the Company

      a. Termination for Illness or Disability. In the event of the illness, accident, or other disability (mental or physical) of Employee during the Employment Period which renders Employee unable to perform the duties required of him with or without a reasonable accommodation as that term is defined in the Americans With Disabilities Act. Employee's employment under this Agreement shall immediately terminate. During the period commencing on the date of the termination of Employee's employment pursuant to This Section 8(a) by reason of illness, accident, or disability and ending one year from such date (the "Termination Date"), or until Employee's death, if earlier, Employee shall continue to receive from the company a salary, payable in equal bi-weekly installments, at a rate equal to the greater of either the amount equal to six months of Employee's then current Base Salary (as defined in Section 4) or one half of the Base Salary payable pursuant to Section 4(a) in effect at the date of such termination. Termination of the Employment Period under and for purposes of this Section 8(a) shall not affect Employee's status of employment or leave of absence for purposes of, or rights under, any present or future pension plan, retirement plan, group or individual life, medical, or other insurance policy or any other agreement, arrangement, plan, or policy of a similar nature maintained by the Company until the Termination Date or until Employee's death, if earlier.

      b.    Termination for the Cause of Death. In the event of:

            (1) Either the conviction of Employee of a crime constituting a felony or the pleading of no contest to a charge constituting a felony, the commission by Employee of any act, or Employee's omission to take any action, in bad faith and to the detriment of the Corporation, or the material breach by Employee of any term of this Agreement and his failure to correct such breach within 30


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

                  days from the receipt of a written demand from the Corporation that he remedy such breach, then, and in each such case, the Corporation shall have the right to give notice of termination of Employee's employment hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified, or

            (2) Employee's death, then this Agreement shall terminate on the date of Employee's death, whereupon Employee's estate shall receive from the Corporation Employee's salary at the rate provided in Section 4 to the date on which termination shall take effect; and

            In the case of termination pursuant to clause (b)(2), the Corporation shall pay Employee's estate the pro rata portion of his bonus payable pursuant to Section 4(b), at the rate and at the time payable as set forth therein, for the period commencing on the first day of the fiscal year in which termination takes effect to the date of such termination. In addition, in the case of termination pursuant to clause (b)(2), the Corporation shall pay Employee's estate an amount equal to one-half of the salary payable to Employee pursuant to Section 4(a) in effect at the date of death of Employee, payable in equal bi-weekly installments from the Corporation, until the date when the Employment Period would have otherwise expired pursuant to Section 2.

      c. Without Cause. In the event of the termination by the Corporation of Employee's employment hereunder otherwise than pursuant to Section 8(a) and 8(b), Employee shall be entitled to receive from the Corporation, the Severance Pay specified in Section 5 of this Corporation. Employee agrees that he may desire to pursue legal action against Corporation rather than execute a release and accept the severance pay specified in Section 5. Employee acknowledges and agrees that if he wishes to forego, relinquish or waive any legal action he believes may exist pertaining to this Agreement, his relationship with Celadon or in any way, regardless of the nature of the matter, directly or indirectly against Celadon or any of its affiliates, officers, directors, employees or agents that as additional consideration and in exchange for the severance pay,


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

            Employee shall execute a complete release of liability in a form acceptable to Corporation for any and all claims that Employee may have against Corporation, whether arising out of this Agreement or otherwise, and whether legal or equitable.

      9. Termination by Employee.

      a. For Cause. In the event of the material breach by the Corporation of any term of this Agreement (which breach shall not have been caused by any action or omission of Employee) and the Corporation's failure to correct such breach within 30 days from its receipt of a written demand from Employee that it remedy such breach, Employee may terminate this Agreement. Employee agrees that he may desire to pursue legal action against Corporation rather than execute a release and accept the severance pay specified in Section 5. Employee acknowledges and agrees that if he wishes to forego, relinquish or waive any legal action he believes may exist pertaining to this Agreement, his relationship with Celadon or, in any way, regardless of the nature of the matter, directly or indirectly against Celadon or any of its affiliates, officers, directors, employees or agents that as additional consideration and in exchange for the severance pay. Employee shall execute a complete release of liability in a form acceptable to Corporation for any and all claims that Employee may have against Corporation, whether arising out of this Agreement or otherwise, and whether legal or equitable.

      10. Corporation and its Affiliates. All references made to "Corporation" shall include not only Celadon Group Inc., but all of its corporate and business affiliates both inside and outside of the United States of America.


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

      11. Captions. The captions of this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement and are not to be considered in the interpretation of any part of this Agreement.

      12. Severability. If, pursuant to federal, state or local law, any provision of this Agreement shall be found by a court of competent jurisdiction to be null and void or unenforceable, all other provisions of this Agreement shall remain in full force and effect and any such provision found not to be enforceable shall be subject to modification by a court of competent jurisdiction to ensure the Corporation's interests are protected and the parties' intentions are followed to the fullest extent allowed under law. If temporal restrictions laced on Employee's subsequent employment by Sections 6 and 7 are found to be too long, then such provisions shall apply for three months after the termination of Employee's employment hereunder. If the geographic restrictions on Employee's subsequent employment are found to be too broad, then Employee's subsequent employment shall be restricted to Indiana and the surrounding contiguous states or, if that is found to be too broad, to Indiana.

      13. Modification or Cancellation. Any modification or cancellation of any of the provisions of this Agreement shall lot be valid unless in writing and signed by the parties.

      14. Attorney Fees and Costs. In the event of litigation between Corporation and Employee regarding the interpretation, breach or alleged breach of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party the reasonable costs and legal fees which the prevailing party expended in maintaining the litigation.

      15. Assignment. Neither this Agreement nor any interest therein shall be assigned by either party without written consent of the other.

      16 Survival of Covenants. The restrictive covenants and promises of Employee set forth in this Agreement shall survive any termination or rescission of this Agreement unless the Corporation executes a written agreement specifically releasing Employee from any such covenant or promise.

      17. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements among them, whether written or oral, respecting the subject matter of this Agreement.

      18. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach


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of such provision or of any other provision of This Agreement. The failure of a party to insist upon such adherence to this Agreement on one or more occasions shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any term, provision or remedy must be in writing and signed by the waiving party.

      19. Cancellation of Other Agreements. Effective as the date hereof, any and all prior employment agreements between Employee and the Corporation are hereby and in all respects terminated and canceled, and the Corporation shall assume no obligations thereunder or with respect thereto.

      20. Governing Law. This Agreement shall be governed by the laws of the State of Indiana and the proper venue of any suit to enforce this Agreement shall be only in Marion County, Indiana.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date below their signature. The effective date of this Agreement shall be the date of the latest signature.

Celadon Trucking Services, Inc.


By: /s/ Steve Russell                      /s/ Michael J. Archuad
   --------------------------------        -------------------------------------
    Steve Russell, President               Michael J. Archuad

Date:         19/30/97                      Date:        10/30/97
     ------------------------------               ------------------------------



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